UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year

On November 16, 2006, the Board of Directors (the “Board”) of The Hanover Insurance Group, Inc. (the “Company”) amended the By-Laws of the Company to provide that in an uncontested election individuals nominated for election or re-election to the Board must be elected by a majority of the votes properly cast. If a standing director, in an uncontested election, is not elected by a majority vote, the director must tender his or her resignation to the Board, and the Board’s Nominating and Corporate Governance Committee will then recommend whether the Board should accept or reject the resignation, or whether other action should be taken. The Board must act upon the Nominating and Corporate Governance Committee’s recommendation within 90 days following the date of certification of the election results. In the event of a contested election, directors shall be elected by the vote of a plurality of the shares present or represented by proxy at such meeting and entitled to vote on the election of directors.

Additionally, the By-Laws were amended to clarify resignation procedures for officers and directors.

Prior to the adoption of this amendment, the Company’s By-laws provided that in a contested or uncontested election, a plurality of the votes properly cast was required to elect director nominees.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

The following Exhibits are filed herewith:

Exhibit 3.2	Amended By-Laws of The Hanover Insurance Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.

(Registrant)

Date: November 21, 2006	By:	/s/ J. Kendall Huber
J. Kendall Huber
Senior Vice President
and General Counsel

Exhibit Index

Exhibit 3.2	Amended By-Laws of The Hanover Insurance Group, Inc.